Exhibit 99

                                     [LOGO]

Contact:
Rod Hise
(608) 663-4010
investor@twt.com

For Immediate Release

          Lawrence J. Murphy Appointed to Third Wave Board of Directors

MADISON, Wis., Jan. 18, 2006--Third Wave Technologies Inc. (Nasdaq: TWTI) today announced that Lawrence J. Murphy has joined the company's board of directors.

      Mr.  Murphy,  63,  brings  to Third  Wave's  board  more  than 30 years of
business  experience  in  strategic  partnerships,   mergers  and  acquisitions,
operations, finance, law and administration.

      Mr. Murphy has been an independent business consultant since 1997, providing strategic business counsel across a broad range of issues, with an emphasis on mergers and acquisitions. He has served as the lead business advisor on significant transactions for his clients, including Jabil Circuit Inc., a publicly-held (NYSE) global electronics manufacturing service company whose customers include Nokia, Cisco Systems, Hewlett-Packard and Philips. Jabil's total revenues have grown from approximately $975 million, when Mr. Murphy became a consultant to the company, to more than $7 billion in fiscal 2005. He has served as a director of the company since 1989, when its revenues were approximately $100 million.

      Prior to establishing his consulting business, Mr. Murphy served as executive vice president and secretary of Core Industries Inc., a publicly-held
(NYSE) diversified manufacturing company, from 1981 until its sale in 1997. He led more than 20 acquisition and divesture transactions involving approximately $630 million in revenue and played an important role in the refocusing of the company that resulted in a five-fold increase in its market capitalization. He was elected a director of the company in 1992.

      Mr. Murphy was a certified public accountant with Deloitte & Touche and a practicing attorney before he joined Core Industries.

      "Larry Murphy has a demonstrated record of leading rapid growth and creating value for customers and shareholders," said Kevin T. Conroy, president and chief executive officer of Third Wave. "We are very pleased that Larry is joining Third Wave's board of directors. His incisive strategic perspective and broad operational experience

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will be invaluable to Third Wave as we continue to drive the company's emergence as a leader in molecular diagnostics."

      Mr. Murphy will serve on Third Wave's audit and compensation committees.

About Third Wave Technologies

      Third Wave Technologies is a leader in the development and marketing of molecular diagnostics for a variety of DNA and RNA analysis applications, providing physicians and researchers with superior molecular solutions. Third Wave's Invader(R) chemistry provides the company's customers with exceptional performance, scalability and ease of use. The company offers a number of clinical products based on its Invader(R) chemistry for genetic testing related to multiple disease areas. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

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